UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2006

The McClatchy Company

(Exact name of registrant as specified in its charter)

Delaware	1-9824	52-2080478
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2100 Q Street Sacramento, CA	95816
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 321-1846

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 27, 2006, The McClatchy Company, a Delaware corporation (“McClatchy” or the “Company”) entered into a credit agreement (the “Credit Agreement”) with a syndicate of lenders, including Bank of America, N.A., as Administrative Agent , Swing Line Lender and L/C Issuer (“Bank of America”), JPMorgan Chase Bank, N.A., as Syndication Agent. The Credit Agreement consists of a revolving credit facility in the amount of $1.0 billion and a term loan facility in the amount of $2.2 billion. The revolving credit facility includes a $125.0 million sublimit for the issuance of standby letters of credit and a $175.0 million sublimit for swingline loans (which sublimit will decrease to $120.0 million after July 31, 2006). On June 27, 2006, McClatchy borrowed a total of $3,076,000.000 pursuant the Credit Agreement, $2.2 billion under the term loan facility and $876.0 million under the revolving credit facility.

The term loans and revolving loans bear interest, at McClatchy’s option, at either (i) the London Interbank Offered Rate (“LIBOR”) plus an applicable margin based upon the credit ratings assigned to the Credit Agreement by Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investor Service, Inc. (“Moody’s”) or (ii) the base rate, which is defined as a fluctuating rate per annum equal to the higher of (A) Bank of America’s prime rate or (B) the federal funds rate plus 0.50%, plus an applicable margin based upon the credit ratings assigned to the Credit Agreement by S&P and Moody’s. Notwithstanding the foregoing, for the first thirty days following the date of the Credit Agreement, the base rate shall be a fluctuating rate per annum equal to the federal funds rate plus the applicable margin that would otherwise apply to loans bearing interest at LIBOR. The swing line loans bear interest at a the rate per annum that Bank of America’s Grand Cayman Banking Center offers dollar deposits to other major banks in the offshore dollar interbank market plus the applicable margin that would otherwise apply to loans bearing interest at LIBOR. A default rate shall apply on all obligations in the event of default under the Credit Agreement at a rate per annum equal to 2% above the applicable interest rate. McClatchy is also obligated to pay other customary commitment fees and upfront fees for a facility of this size and type. The term loans and revolving loans mature on the fifth anniversary of the date of the Credit Agreement. Each swing line loan matures on the earlier to occur of (i) seven business days from the date such swing line loan is made and (ii) the fifth anniversary of the date of the Credit Agreement.

Voluntary prepayments of revolving loans, term loans and swing line loans under the Credit Agreement are permitted at any time without penalty or premium. Mandatory prepayments of revolving loans and term loans under the Credit Agreement are required upon receipt of cash proceeds from the sale of certain specified newspapers and the assets used in connection with the publication of such newspapers.

In the event that both the credit rating assigned to the Credit Agreement from S&P is lower than BBB- and the credit rating assigned to the Credit Agreement from Moody’s is lower than Baa3, then McClatchy’s material subsidiaries will be required to guaranty McClatchy’s obligations under the Credit Agreement.

The Credit Agreement contains certain customary covenants, including covenants that limit or restrict the incurrence of liens, the incurrence of indebtedness by subsidiaries, mergers or consolidations, sales of assets, transactions with affiliates and entrance into restrictive agreements that limit the ability of subsidiaries to make dividends, distributions, guaranty McClatchy’s indebtedness or grant liens on its property. McClatchy is also required to maintain compliance with a consolidated total leverage ratio and a consolidated interest coverage ratio.

The Credit Agreement contains customary events of default, that include among other things, non-payment defaults, covenant defaults, inaccuracy of representations and warranties, cross-defaults to other indebtedness, bankruptcy and insolvency defaults, material judgment defaults, attachment defaults, ERISA defaults and change of control defaults. The occurrence of an event of default could result in the acceleration of McClatchy’s obligations under the Credit Agreement.

On June 27, 2006, McClatchy entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”) by and among Knight-Ridder, Inc. (“Knight-Ridder”), McClatchy and JPMorgan Chase Bank, N.A, as Successor Trustee (the “1986 Trustee”), to supplement the Indenture, dated as of February 15, 1986, between Knight-Ridder 1986 Trustee, as supplemented by the First Supplemental Indenture, dated as of April 15, 1989, between Knight-Ridder and the 1986 Trustee (such Indenture, as so supplemented, the “1986 Indenture”). Pursuant to the terms of the Second Supplemental Indenture, McClatchy assumed the obligations of Knight-Ridder under the 1986 Indenture and the securities issued pursuant to the 1986 Indenture, including the obligation to pay the principal of (and premium, if any) and interest on the securities issued pursuant to the 1986 Indenture.

Pursuant to the 1986 Indenture, Knight-Ridder issued debentures due on April 15, 2009, bearing interest at 9.875%. There is currently $200 million in principal amount of debentures outstanding. Interest on the debentures is payable semi-annually. The 1986 Indenture contains customary events of default including payment defaults, covenant defaults and certain bankruptcy defaults. The occurrence of an event of default could result in the acceleration of McClatchy’s obligations under the 1986 Indenture as supplemented by the Second Supplemental Indenture.

On June 27, 2006, McClatchy also entered into the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), dated as of June 27, 2006, by and among Knight-Ridder, McClatchy, JPMorgan Chase Bank, N.A., as Trustee (the “1997 Trustee”), and The Bank of New York Trust Company, N.A., as Series Trustee (the “Series Trustee”), to supplement the Indenture, dated as of November 4, 1997, between Knight-Ridder and the 1997 Trustee, as supplemented by the First Supplemental Indenture, dated as of June 1, 2001, among Knight-Ridder, the 1997 Trustee and the Series Trustee, the Second Supplemental Indenture, dated as of November 1, 2004, among Knight-Ridder, the 1997 Trustee and the Series Trustee, and the Third Supplemental Indenture, dated as of August 16, 2005, among Knight-Ridder, the 1997 Trustee and the Series Trustee (such Indenture, as so supplemented, the “1997 Indenture”). Pursuant to the terms of the Fourth Supplemental Indenture, McClatchy assumed the obligations of Knight-Ridder under the 1997 Indenture and the securities issued pursuant to the 1997 Indenture, including the obligation to pay the principal of (and premium, if any) and interest on the securities issued pursuant to the 1997 Indenture.

Pursuant to the 1997 Indenture, Knight-Ridder issued the following securities:

•	Debentures due on November 1, 2027, bearing interest at 7.15% in the aggregate principal amount of $100 million, with interest payable semi-annually;

•	Notes due on November 1, 2007, bearing interest at 6.625% in the aggregate principal amount of $100 million, with interest payable semi-annually;

•	Debentures due on March 15, 2029, bearing interest at 6.875% in the aggregate principal amount of $300 million, with interest payable semi-annually;

•	Notes due on June 1, 2011, bearing interest at 7.125% in the aggregate principal amount of $300 million, with interest payable semi-annually;

•	Senior notes due on November 1, 2014, bearing interest at 4.625% in the aggregate principal amount of $200 million, with interest payable semi-annually; and

•	Notes due on September 1, 2017, bearing interest at 5.75% in the aggregate principal amount of $400 million, with interest payable semi-annually.

There is currently $1.4 billion in principal amount of securities outstanding under the 1997 Indenture as supplemented by the Fourth Supplemental Indenture. Each of the securities issued pursuant to the 1997 Indenture provides that the issuer may, in its discretion, redeem the securities at any time prior to the stated maturity, in whole or in part at a redemption price equal to the greater of (1) 100% of the principal plus accrued and unpaid interest or (2) the sum of the present value of the remaining principal and interest payments, discounted to the redemption date on a semiannual basis at the U.S. Treasury Rate for maturities corresponding to the remaining life to maturity of the applicable series of securities to be redeemed plus a margin of 0.125% to 0.25%. The 1997 Indenture contains customary events of default including payment defaults, covenant defaults and certain bankruptcy defaults. The occurrence of an event of default could result in the acceleration of McClatchy’s obligations under the 1997 Indenture as supplemented by the Fourth Supplemental Indenture.

Item 1.02 Termination of a Material Definitive Agreement

On June 27, 2006, $102,632,185.05 of the proceeds of the Credit Agreement were used to pay in full all outstanding obligations under that certain credit agreement, dated May 10, 2004 (the “Prior Credit Agreement”), by and among, McClatchy, Bank of America, N.A. as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, JPMorgan Chase Bank as Syndication Agent and Banc of America Securities LLC and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Joint Book Managers, which provided a revolving credit facility of $500.0 million. The final payment of $102,632,185.05 repaid the principal balance of $102,000,000 together with accrued interest and fees of $632,185.05. Upon payment in full of all outstanding obligations under the Prior Credit Agreement, McClatchy terminated the Prior Credit Agreement and all related loan documents.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 27, 2006, pursuant to the Agreement and Plan of Merger, dated March 12, 2006, by and between McClatchy and Knight-Ridder, McClatchy acquired Knight-Ridder by means of a merger of Knight-Ridder with and into McClatchy (the “Merger”), with McClatchy continuing as the surviving corporation. At 4:01 p.m. Eastern Daylight Time, the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of Knight-Ridder, each share of Knight-Ridder common stock issued and outstanding immediately prior to the Effective Time was converted into $40.00 in cash (without interest) and 0.5118 of a share of McClatchy Class A common stock, par value $0.01 per share (the “Merger Consideration”). The cash portion of the Merger Consideration was funded from borrowings under the Credit Agreement described in Item 1.01 above and the purchase price proceeds received from the Divestitures (defined below).

On June 27, 2006 and June 29, 2006, McClatchy completed its previously announced divestitures of entities and assets related to certain publications acquired in the Merger (the “Divestitures”). The Divestitures were consummated pursuant to the terms of the following stock and asset purchase agreements (the “Purchase Agreements”).

•	On June 27, 2006, pursuant to the terms of a Stock and Asset Purchase Agreement (the “Nutting Purchase Agreement”), dated June 7, 2006, by and between McClatchy and The Nutting Newspapers, Inc., a West Virginia corporation (“Nutting”), Nutting paid $92.6 million in cash, subject to post closing adjustment, for all of the issued and outstanding capital stock of each of certain entities and related assets used to conduct the business of operating the (Fort Wayne) News-Sentinel and certain associated publications.

•	On June 27, 2006, pursuant to the terms of a Stock and Asset Purchase Agreement (the “Schurz Purchase Agreement”), dated June 7, 2006, by and between McClatchy and Schurz Communications, Inc., an Indiana corporation (“Schurz”), Schurz paid $28 million in cash, subject to post closing adjustment, for all of the issued and outstanding capital stock of each of certain entities and related assets used to conduct the business of operating the (Aberdeen) American News and certain associated publications.

•	On June 27, 2006, pursuant to the terms of a Stock and Asset Purchase Agreement (the “Forum Purchase Agreement”), dated June 7, 2006, by and between McClatchy and Forum Communications Company, a North Dakota corporation (“Forum”), Forum paid $70 million in cash, subject to post closing adjustment, for all of the issued and outstanding capital stock of each of certain entities and related assets used to conduct the business of operating the Duluth News Tribune and certain associated publications.

•	On June 27, 2006, pursuant to the terms of a Stock and Asset Purchase Agreement (the “Forum II Purchase Agreement”), dated June 7, 2006, by and between McClatchy and Forum, Forum paid $65 million in cash, subject to post closing adjustment, for all of the issued and outstanding capital stock of each of certain entities and related assets used to conduct the business of operating the Grand Forks Herald and certain associated publications.

•	On June 29, 2006, pursuant to the terms of a Stock and Asset Purchase Agreement (the “Philadelphia Purchase Agreement”), dated May 23, 2006, by and between McClatchy and Philadelphia Media Holdings, LLC, a Delaware limited liability company (“Philadelphia Media Holdings”), Philadelphia Media Holdings paid $515 million in cash, subject to post closing adjustment, for all of the issued and outstanding capital stock of each of certain entities and related assets used to conduct the business of operating the Philadelphia Inquirer, Philadelphia Daily News and certain associated publications.

The foregoing descriptions of the transactions do not purport to be complete and are qualified in their entirety by the terms and conditions of the Nutting Purchase Agreement, the Schurz Purchase Agreement, the Forum Purchase Agreement and the Forum II Purchase Agreement, attached as Exhibits 2.2, 2.3, 2.4 and 2.5, respectively, to the Company’s Form 8-K filed on June 12, 2006, and the Philadelphia Purchase Agreement, attached as Exhibit 2.1 to the Company’s Form 8-K filed on May 25, 2006, all of which are incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8–K were previously reported in the Company’s Registration Statement on Form S-4 (Registration No. 333-133321) and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8–K were previously reported in the Company’s Registration Statement on Form S-4 (Registration No. 333-133321) and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between The McClatchy Company and Knight-Ridder, Inc., dated March 12, 2006 (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed March 13, 2006)

2.2	Stock and Asset Purchase Agreement The McClatchy Company and The Nutting Newspapers, Inc., dated June 7, 2006 (incorporated by reference to Exhibit 2.2 to the Company’s Form 8-K filed June 12, 2006)

2.3	Stock and Asset Purchase Agreement The McClatchy Company and Forum Communications Company, dated June 7, 2006(incorporated by reference to Exhibit 2.3 to the Company’s Form 8-K filed June 12, 2006)

2.4	Stock and Asset Purchase Agreement The McClatchy Company and Forum Communications Company, dated June 7, 2006 (incorporated by reference to Exhibit 2.4 to the Company’s Form 8-K filed June 12, 2006)

2.5	Stock and Asset Purchase Agreement The McClatchy Company and Schurz Communications, Inc., dated June 7, 2006 (incorporated by reference to Exhibit 2.5 to the Company’s Form 8-K filed June 12, 2006)

2.6	Stock and Asset Purchase Agreement by and between The McClatchy Company and Philadelphia Media Holdings, LLC, dated May 23, 2006 (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed May 25, 2005)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MCCLATCHY COMPANY

Date: June 30, 2006	By:	/s/ Patrick J. Talamantes
	Name:	Patrick J. Talamantes
	Title:	Vice President and Chief Financial Officer